SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 6, 2009

 Zynex, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

8022 Southpark Circle, Suite 100, Littleton, CO	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item. 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 6, 2009, the independent members of the Board of Directors of Zynex, Inc. (the “Company”) approved of an amendment (the “Amendment”) to the employment agreement of Thomas Sandgaard (the “Employment Agreement”), the Company’s President and Chief Executive Officer.  Among other things, the Amendment provides for:

1.   Extension of the term of the Employment Agreement through December 31, 2009.

2.   An increase of Mr. Sandgaard’s annual base salary to $288,000, commencing on July 1, 2009.

3.   Bonus compensation based on exceeding cash collections and EBITDA amounts as shown in the Company’s budget that has been accepted by the Board of Directors for the applicable period as follows:

Cash Collections Meeting Budgeted Amounts for Quarter*	Bonus

Less than 100%	$ 0
at or >100%	$20,000

EBITDA Meeting Budgeted Amounts for Quarter*	Bonus

Less than 100%	$ 0
at or >100%	$20,000

* The Board may include or exclude amounts from cash collections or EBITDA for purposes of calculating the bonus if the Board deems such amounts to be unusual or infrequent.

4.   Provisions protecting the intellectual property of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc. (Registrant)

Date: July 9, 2009	By:	/s/ Fritz Allison
Fritz Allison Chief Financial Officer